Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed with the Securities and Exchange Commission on February 27, 2014 pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Epizyme, Inc. of our report dated February 27, 2014, with respect to the consolidated financial statements of Epizyme, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2014